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                                    EXHIBIT 5



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                          [Letterhead of Ventas, Inc.]


May 23, 2001


Ventas, Inc.
4360 Brownsboro Road
Suite 115
Louisville, Kentucky 40207

Ladies and Gentlemen:

I have acted as counsel to Ventas, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about May 23, 2001, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 200,000 shares of the Company's common stock, par value $0.25 per share (the "Common Stock"), issuable pursuant to the Ventas, Inc. Common Stock Purchase Plan for Directors (the "Plan").

As counsel for the Company, I have examined, among other things, originals and/or copies of such documents, certificates and records as I deemed necessary and appropriate to form a basis for the opinion hereinafter expressed. In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, I hereby inform you that, in my opinion, the shares of Common Stock, when issued in accordance with the terms of the Plan for consideration in excess of $0.25 per share, will be validly issued, fully paid, and nonassessable.

I am qualified to practice law in the State of Kentucky and do not purport to be an expert on, or to express any opinion herein, concerning any law, other than the laws of the State of Kentucky, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ T. Richard Riney

T. Richard Riney, Esq.